UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 16, 2010 (March 16, 2010)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33549	38-3754322
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
On March 16, 2010, Care Investment Trust Inc. (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with Tiptree Financial Partners, L.P., a Delaware limited partnership (“Tiptree”), for the sale of control of the Company through a combination of an equity investment by Tiptree in newly issued common stock at $9.00 per share and a cash tender offer (the “Tender Offer”) by the Company for up to 100% of the Company’s currently issued and outstanding shares of common stock also for $9.00 per share, as long as at least 10,300,000 shares are validly tendered and not withdrawn prior to the expiration date of the Tender Offer. The Tiptree equity investment and the Tender Offer are collectively referred to as the “Transaction.”
Pursuant to the Agreement, the Company will sell shares to Tiptree upon the completion of the Tender Offer. The number of shares to be sold to Tiptree will be at least 4,445,000, subject to upward adjustment (a) to fund the purchase of shares by the Company in the Tender Offer if more than 18 million shares are tendered in the Tender Offer, or (b) at the election of Tiptree, if fewer than 16.5 million shares are tendered in the Tender Offer, in order to give Tiptree ownership of up to 53.4% of the shares of the Company’s common stock on a fully-diluted basis after taking into account the shares tendered by the stockholders to the Company in the Tender Offer. Tiptree’s agreement to make the equity investment is subject to our ability to complete the Tender Offer, obtain stockholder approval for the issuance of common stock to Tiptree and additional customary closing conditions.
In connection with the Transaction, the Company and Tiptree have entered into a registration rights agreement subject to the closing of the Transaction.
In connection with the Transaction, the Company intends to file a Proxy Statement with the SEC in connection with our Board’s solicitation of stockholder approval for the issuance of common stock to Tiptree. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE TRANSACTION AND THE DIRECT OR INDIRECT INTERESTS OF OUR BOARD MEMBERS AND EXECUTIVE OFFICERS IN CONNECTION WITH THE TRANSACTION. The Proxy Statement (when it becomes available) may be obtained free of charge on the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the Proxy Statement after it is filed with the SEC by contacting our Secretary and Chief Compliance Officer, Paul F. Hughes at (212) 771-0505 or in writing to Care Investment Trust Inc., 505 Fifth Avenue, 6th Floor, New York, New York 10017, Attention: Paul F. Hughes, Secretary and Chief Compliance Officer or by accessing the Company’s website at www.carereit.com. Investors and security holders are urged to read the Proxy Statement before making any voting decision with respect to the matters contemplated therein.
In addition, in connection with the Tender Offer, the Company intends to file with the SEC a Schedule TO which will contain our formal offer to purchase our stockholders common stock in the Tender Offer, and associated transmittal materials. You are urged to read the information in the Schedule TO, and the Offer to Purchase that will be filed therewith, when it becomes available because it will contain important information. As with the Proxy Statement, the Schedule TO, and the Offer to Purchase that will be filed therewith (when they become available), may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the Schedule TO after it is filed with the

SEC by contacting our Secretary and Chief Compliance Officer, Paul F. Hughes at (212) 771-0505 or in writing to Care Investment Trust Inc., 505 Fifth Avenue, 6th Floor, New York, New York 10017, Attention: Paul F. Hughes, Secretary and Chief Compliance Officer or by accessing the Company’s website at www.carereit.com. Security holders are urged to read the Schedule TO because it will contain important information.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this Report to the extent described in Item 1.01.
10.1	Purchase and Sale Agreement by and between Care Investment Trust Inc. and Tiptree Financial Partners, L.P., dated as of March 16, 2010.

10.2	Registration Rights Agreement by and between Care Investment Trust Inc. and Tiptree Financial Partners, L.P. dated as of March 16, 2010.

99.1	Press release issued by Care Investment Trust Inc. on March 16, 2010 to announce transaction with Tiptree Financial Partners, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 16, 2010

CARE INVESTMENT TRUST INC.
By:	/s/ Paul F. Hughes
	Name:	Paul F. Hughes
	Title:	Chief Compliance Officer & Secretary